Exhibit 99.1
n e w s   r e l e a s e
QLT ANNOUNCES Q3 RESULTS FOR 2006,
UPDATES GUIDANCE, AND IMPLEMENTS COST REDUCTIONS

For Immediate Release	October 26, 2006
VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) today reported financial results for the third quarter ended September 30, 2006 and reiterated its strategic plan to focus the Company on its ocular business and to reduce expenses. Unless specified otherwise, all amounts are in U.S. dollars and in accordance with U.S. GAAP.
2006 Q3 Results
Sales
Visudyne® worldwide sales for the third quarter were $75.1 million, a decrease of 39.3% over the third quarter of 2005. Visudyne sales in the U.S. for the quarter were $11.0 million, down 78.5% over the same period last year. Visudyne sales in the rest of the world were $64.2 million, a decrease of 11.8% over the same period last year.
Eligard® worldwide sales for the third quarter were $34.0 million, up 60.6% from the third quarter of 2005. Eligard sales in the U.S. for the quarter were $17.2 million, up 43.6% over the same period last year. Eligard sales in the rest of the world were $16.8 million, an increase of 83.0% over last year.
Earnings Per Share (EPS) / Loss Per Share
QLT reported a loss per share of $0.04 in the third quarter, compared to earnings per share of $0.14 a year ago. The decline was primarily due to a write-down to reduce assets to be divested to fair market value, the reduction in Visudyne sales, and higher legal expenses in connection with QLT USA’s ongoing patent litigation in the U.S.
Non-GAAP EPS, which excludes the write-down on assets to be divested, stock option expense, restructuring charge/recovery, and an income tax refund received in the quarter, was $0.06. Exhibit 1 provides the detailed reconciliation between GAAP and non-GAAP EPS.
QLT Revenues
The Company’s revenues were $38.2 million in the third quarter, down 37.4% from revenues in the same period last year.

Revenue from Visudyne was $25.8 million in the third quarter, down 48.4% from the third quarter last year. QLT’s share of profit from Visudyne sales was 24.8% in the third quarter, down from 33.7% in the same period last year, and year-to-date our share of profits is now at 28.8%. The decline in profitability occurred as the reductions in spending by the partnership have not yet caught up to the decline in sales.
Research and Development (R&D) Expense
R&D expense in the third quarter was $13.6 million, down $2.1 million from R&D expense in the third quarter last year.
Selling, General and Administrative (SG&A) Expense
For the third quarter of 2006, SG&A expense was $10.0 million, up $2.0 million from prior year third quarter expense. SG&A expense includes $4.6 million in legal and related expenses associated with the ongoing TAP litigation.
Cash and Short-term Investments
The Company’s cash and short-term investments decreased from $450 million to $355 million during the third quarter of 2006. In the third quarter, we repurchased 13 million shares of QLT stock at a total cost of $104 million under the Company’s Dutch tender offer. Cumulative share repurchases since May 2005 are 19.3 million shares at a total cost of $155.1 million.
2006 Revised Guidance
Based on recent events and current trends in Visudyne sales, QLT previously revised its Visudyne sales range from $370 million to $385 million to a new expected range of $340 million to $355 million. QLT is increasing its annual sales guidance for Eligard from its original projection of $100 million to $115 million to a new expected range of $110 million to $120 million. GAAP EPS guidance is now projected to range from $0.00 to $0.08. Non-GAAP EPS, which excludes all charges related to the sale of assets to be divested, restructuring charges, stock option expense, portions of other income, and an income tax refund, is now projected to be in the range of $0.25 to $0.33.
The Company also announced today that in an effort to respond to the decline in top line sales for Visudyne it is reducing its overall cost basis going forward through headcount and other expense reductions. R&D expenses for 2007, excluding up-front licensing fees, are expected to be between $45 million and $50 million. The cost control efforts include a reduction in headcount of approximately 80 people. QLT will provide its employees affected by the workforce reduction with severance and human resource support to assist with outplacement. We expect there will be an associated restructuring charge of approximately $5 million.
About QLT
QLT Inc. is a global biopharmaceutical company specializing in developing treatments for eye diseases as well as dermatological and urological conditions. Together with our subsidiaries, we have combined our expertise in the discovery, development and commercialization of innovative drug therapies with our two unique technology platforms, photodynamic therapy and Atrigel®, to create products such as Visudyne® and Eligard®. For more information, visit our web site at www.qltinc.com.

QLT Inc.—Financial Highlights
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In accordance with United States generally accepted accounting principles)

	Three months ended		Nine months ended
	September 30,		September 30,
(In thousands of United States dollars, except per share information)	2006	2005(1)	2006	2005(1)

(Unaudited)
Revenues
Net product revenue	$31,609	$55,892	$119,828	$161,874
Net royalties	6,118	3,879	14,948	11,492
Contract research and development	275	1,170	946	8,583
Licensing and milestones	244	189	732	502

	38,246	61,130	136,454	182,451

Costs and expenses
Cost of sales	10,466	12,894	32,198	36,231
Research and development	13,564	15,701	43,704	47,030
Selling, general and administrative	10,040	8,016	27,614	17,450
Depreciation	1,622	1,804	4,727	4,901
Amortization of intangibles	—	983	—	4,078
Restructuring charge (recovery)	4	(3)	(190)	3,385

	35,696	39,395	108,053	113,075

Operating income	2,550	21,735	28,401	69,376

Investment and other income
Net foreign exchange gains (losses)	581	506	(2,886)	3,696
Interest income	5,492	3,508	15,327	9,056
Interest expense	(1,636)	(1,603)	(4,854)	(4,763)
Other gains	979	7	2,771	4

	5,416	2,418	10,358	7,993

Income from continuing operations before income taxes	7,966	24,153	38,759	77,369

Provision for income taxes	(1,771)	(9,863)	(11,669)	(28,024)

Income from continuing operations	6,195	14,290	27,090	49,345

Loss from discontinued operations, net of income taxes	(9,941)	(1,391)	(11,219)	(4,364)

Net (loss) income	$(3,746)	$12,899	$15,871	$44,981

Basic net (loss) income per common share
Continuing operations	$0.07	$0.15	$0.31	$0.53
Discontinued operations	(0.12)	(0.02)	(0.13)	(0.05)

Net (loss) income	$(0.04)	$0.14	$0.18	$0.48

Diluted net (loss) income per common share
Continuing operations	$0.07	$0.15	$0.31	$0.52
Discontinued operations	(0.12)	(0.02)	(0.13)	(0.04)

Net (loss) income	$(0.04)	$0.14	$0.18	$0.47

Weighted average number of common shares outstanding (in thousands)
Basic	83,831	92,637	87,734	92,979
Diluted	83,831	92,919	87,785	103,293

(1)	Restated to conform with discontinued operations reporting.

QLT Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In accordance with United States generally accepted accounting principles)

	September 30,	December 31,
(In thousands of United States dollars)	2006	2005

(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$210,275	$345,799
Short-term investment securities	144,752	119,816
Restricted cash	1,695	—
Accounts receivable	35,081	43,986
Income taxes receivable	7,010	—
Inventories	35,452	46,239
Current portion of deferred income tax assets	568	2,480
Other	17,755	20,728

	452,588	579,048

Property, plant and equipment	52,495	52,797
Assets held for sale	21,929	29,626
Deferred income tax assets	14,773	7,593
Goodwill	103,958	103,958
Other long-term assets	2,573	3,472

	$648,316	$776,494

LIABILITIES
Current liabilities
Accounts payable	$12,962	$14,519
Accrued liabilities	9,983	17,901
Income taxes payable	—	17,253
Accrued restructuring charge	1,255	5,205
Current portion of deferred revenue	11,319	9,457

	35,519	64,335

Deferred income tax liabilities	9,519	9,800
Deferred revenue	3,173	3,748
Long-term debt	172,500	172,500

	220,711	250,383

SHAREHOLDERS’ EQUITY
Common shares	707,885	861,676
Additional paid in capital	113,686	66,565
Accumulated deficit	(485,774)	(501,645)
Accumulated other comprehensive income	91,808	99,515

	427,605	526,111

	$648,316	$776,494

As at September 30, 2006, there were 75,170,300 issued and outstanding common shares and 6,986,094 outstanding stock options.

QLT Inc.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
2006 Third Quarter Reconciliation of GAAP Earnings to

Adjusted Non-GAAP Earnings	Exhibit 1

				Three months ended
	Three months ended			September 30, 2006
	September 30, 2006			Adjusted
(In millions of United States dollars, except per share	GAAP	Adjustments		Non-GAAP(1)

(Unaudited)

Revenues
Net product revenue	$31.6	$—		$31.6
Net royalties	6.1	—		6.1
Contract research and development	0.3	—		0.3
Licensing and milestones	0.2	—		0.2

	38.2	—		38.2

Cost and expenses
Cost of sales	(10.5)	0.0	(a)	(10.5)
Research and development	(13.6)	0.6	(a)	(13.0)
Selling, general and administrative	(10.0)	0.3	(a)	(9.7)
Depreciation	(1.6)	—		(1.6)
Restructuring charge	(0.0)	0.0	(b)	—

	(35.7)	1.0		(34.7)

Operating income	2.6	1.0		3.5

Investment and other income
Net foreign exchange gains	0.6	—		0.6
Interest income	5.5	—		5.5
Interest expense	(1.6)	—		(1.6)
Other gains	1.0	—		1.0

	5.4	—		5.4

Income from continuing operations before income taxes	8.0	1.0		8.9

Provision for income taxes	(1.8)	(1.6)	(c)	(3.4)

Income from continuing operations	6.2	(0.6)		5.6

Loss from discontinued operations, net of income taxes	(9.9)	9.4	(a),(d)	(0.5)

Net (loss) income	$(3.7)	$8.8		$5.0

Basic net (loss) income per common share:
Continuing operations	$0.07			$0.07
Discontinued operations	(0.12)			(0.01)

Net (loss) income	$(0.04)			$0.06

Diluted net (loss) income per common share:
Continuing operations	$0.07			$0.07
Discontinued operations	(0.12)			(0.01)

Net (loss) income	$(0.04)			$0.06

Weighted average number of common shares outstanding (in millions)
Basic	83.8			83.8
Diluted	83.8			83.9
Adjustments:
(a)	Remove stock based compensation.

(b)	Remove restructuring charge.

(c)	Remove the recovery of income tax related to a prior year and the income tax impact of (b).

(d)	Remove impairment of assets held for sale and related income tax impact.
(1)	The adjusted non-GAAP financial measures have no standardized meaning under GAAP and are not comparable between companies. Management believes that the adjusted non-GAAP financial measures are useful for the purpose of financial analysis. Management uses these measures internally to evaluate the Company’s operating performance before items that are considered by management to be outside of the Company’s core operating results.

QLT Inc.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2006 Reconciliation of GAAP Earnings to

Adjusted Non-GAAP Earnings	Exhibit 2

	Nine months			Nine months ended
	ended September 30,			September 30, 2006
	2006			Adjusted
(In millions of United States dollars, except per share information)	GAAP	Adjustments		Non-GAAP(1)

(Unaudited)
Revenues
Net product revenue	$119.8	$—		$119.8
Net royalties	14.9	—		14.9
Contract research and development	0.9	—		0.9
Licensing and milestones	0.7	—		0.7

	136.5	—		136.5

Cost and expenses
Cost of sales	(32.2)	0.0	(a)	(32.2)
Research and development	(43.7)	1.9	(a)	(41.8)
Selling, general and administrative	(27.6)	1.0	(a)	(26.6)
Depreciation	(4.7)	—		(4.7)
Restructuring recovery	0.2	(0.2)	(b)	—

	(108.1)	2.7		(105.3)

Operating income	28.4	2.7		31.1

Investment and other income
Net foreign exchange losses	(2.9)	—		(2.9)
Interest income	15.3	—		15.3
Interest expense	(4.9)	—		(4.9)
Other gains	2.8	(1.8)	(c)	1.0

	10.4	(1.8)		8.6

Income from continuing operations before income taxes	38.8	0.9		39.7
Provision for income taxes	(11.7)	(1.3)	(d)	(13.0)

Income from continuing operations	27.1	(0.4)		26.7

Loss from discontinued operations, net of income taxes	(11.2)	9.6	(a),(e)	(1.7)

Net income	$15.9	$9.2		$25.1

Basic net income per common share:
Continuing operations	$0.31			$0.30
Discontinued operations	(0.13)			(0.02)

Net income	$0.18			$0.29

Diluted net income per common share:
Continuing operations	$0.31			$0.30
Discontinued operations	(0.13)			(0.02)

Net income	$0.18			$0.29

Weighted average number of common shares outstanding (in millions)
Basic	87.7			87.7
Diluted	87.8			87.8
Adjustments:
(a)	Remove stock based compensation.

(b)	Remove restructuring recovery.

(c)	Remove milestone payment related to a prior year asset disposal.

(d)	Remove the recovery of income tax related to a prior year and the income tax impact of (b) and (c).

(e)	Remove impairment of assets held for sale and related income tax impact.
(1)	The adjusted non-GAAP financial measures have no standardized meaning under GAAP and are not comparable between companies. Management believes that the adjusted non-GAAP financial measures are useful for the purpose of financial analysis. Management uses these measures internally to evaluate the Company’s operating performance before items that are considered by management to be outside of the Company’s core operating results.

QLT Inc. will hold an investor conference call to discuss the third quarter results on Thursday, October 26 at 8:30 a.m. ET (5:30 a.m. PT). The call will be broadcast live via the Internet at www.qltinc.com. To participate on the call, please dial 1-800-525-6384 (North America) or 780-409-1668 (International) before 8:30 a.m. ET. A replay of the call will be available via the Internet and also via telephone at 1-888-566-0885 (North America) or 402-220-2882 (International), access code 6591418.

QLT Inc.:
Vancouver, Canada
Therese Hayes / Bal Bains
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001
Atrigel is a registered trademark of QLT USA, Inc.
Visudyne is a registered trademark of Novartis AG.
Eligard is a registered trademark of Sanofi-Synthelabo Inc.
QLT Inc. is listed on the Nasdaq Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”
A full explanation of how the Company determines and recognizes revenue from Visudyne® and Eligard® sales is contained in the financial statements contained in the Company’s annual and periodic reports. Visudyne sales are product sales by Novartis under its agreement with QLT. Eligard sales are product sales by third parties pursuant to contractual agreements with the Company’s subsidiary, QLT USA, Inc.
Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities legislation. Forward-looking statements include, but are not limited to: the Company’s projections of 2006 sales of Visudyne and Eligard, projections of 2006 GAAP and non-GAAP EPS, projections of 2007 R&D expenses, charges related to the sale of assets to be divested and the impact on our financial results in the event we are not able to divest those assets at all or at the expected value, and our current expectations as to the amount of the restructuring charge in connection with the reduction in headcount; and statements which contain language such as: “assuming,” “prospects,” “future,” “projects,” “expects” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Factors that could cause actual events or results to differ materially include, but are not limited to: the risk that future sales of Visudyne, Eligard or the other products of the Company and its subsidiary may be less than expected (including as a result of the impact of existing competitive products), our future research and development costs may be higher than expected, the appeal of the adverse trial decision in the ongoing TAP patent litigation against the Company’s subsidiary (QLT USA, Inc.) and the outcome of the pending patent litigation commenced by Massachusetts Eye and Ear Infirmary against the Company might be unfavorable, or the litigation could be settled, and could result in the payment of damages which may be substantial and have a material adverse impact on our financial condition, the legal expenses associated with the ongoing patent litigation are uncertain and may exceed current estimates, we may be unable to divest the generic dermatology and manufacturing business of the Company’s subsidiary or may not realize the value from that divestiture currently anticipated which could have a material adverse impact on our financial results, the Company’s future operating results are uncertain and likely to fluctuate, currency fluctuations in primary markets might impact financial results, the uncertainty of and timing of pricing and reimbursement might limit the future sales of Visudyne, Eligard and our other products, the Company’s and its subsidiary’s reliance on third parties for the manufacture of Visudyne, Eligard and our other products, the Company’s reliance on third parties for the continued supply of light source and light delivery devices for Visudyne therapy, the risk that the Company’s dependence on third parties to market Visudyne, Eligard and our other products, general competitive conditions within the biotechnology and drug delivery industry, general economic conditions and other factors described in detail in QLT’s Annual Information Form on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.